UNITED STATES SECURITIES AND
                              EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 6, 2006

                              SUN CAL ENERGY, INC.
             (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-126504
(Commission File Number)

81-0659377
(IRS Employer Identification No.)

9544 South Chesapeake Street, Highlands Ranch, Colorado 80126
(Address of principal executive offices and Zip Code)

970.567.7717
Registrant's telephone number, including area code

Host Ventures Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
           Year


Effective November 6, 2006, we completed a merger with our subsidiary, Sun Cal Energy, Inc. As a result, we have changed our name from "Host Ventures Inc." to "Sun Cal Energy, Inc." We changed the name of our company to better reflect the direction and business of our company.

In addition, effective November 6, 2006 we have effected a ten (10) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital has increased from 75,000,000 shares of common stock with a par value of $0.001 to 750,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital has increased from 5,125,000 shares of common stock to 51,250,000 shares of common stock.

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Item 7.01.      Regulation FD Disclosure

The name change and forward stock split became effective with NASDAQ's Over-the-Counter Bulletin Board at the opening for trading on November 6, 2006 under the new stock symbol "SCEY". Our new CUSIP number is 86664Q 10 8.

Item 9.01.      Financial Statements and Exhibits.

99.1 Articles of Merger filed with the Secretary of State of Nevada on October 30, 2006 and which is effective November 6, 2006.

99.2 Certificate of Change filed with the Secretary of State of Nevada on October 30, 2006 and which is effective November 6, 2006.

99.4    News Release dated November 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN CAL ENERGY, INC.


By:  William  Stewart
President, Secretary, Treasurer and Director
Date: November 6, 2006